Exhibit 99.1

NextNRG, Inc. Reports February 2025 Revenue Exceeding January’s Record, Driving Continued Momentum in Smart Fueling Operations

February Revenue up 139% Year-over-Year from $2.1m to $5.9m

With Second Consecutive Month of Record Performance, February Revenue Surpasses January Despite Fewer Operating Days

MIAMI, March 28, 2025 (GLOBE NEWSWIRE) — NextNRG, Inc. (“NextNRG” or the “Company”) (Nasdaq: NXXT), a pioneer in AI-driven energy innovation—transforming how energy is produced, managed, and delivered through its advanced Utility Operating System, smart microgrid technology, wireless EV charging, and on-demand mobile fuel delivery solutions—today announced certain unaudited financial results for February 2025 from its EzFill, mobile fueling division.

The Company delivered another month of record revenue and fuel volume, continuing the strong momentum established in the new year, despite fewer operational days in February.

Company revenue for February 2025 reached a new high of more than $5.09 million from $2.1 million, representing a 139% increase over February 2024. Gallons delivered reached approximately 1.44 million from 543k, up 166% year-over-year. Both revenue and gallons delivered outperformed January 2025 results.

NextNRG Executive Chairman and CEO Michael D. Farkas commented, “We believe our back-to-back record months underscore the power of our growing platform and the momentum we’ve built through strategic expansion. The successful integration of the Shell Oil fleet and our long-term agreement with a global e-commerce leader are now fueling real, measurable growth. As we scale with continued discipline, demand from fleet partners continues to rise, validating our model and vision for the future. With EzFill’s on-demand fueling operating efficiently and NextNRG’s smart energy infrastructure, we are positioned to lead the transformation of how energy is delivered in a connected, AI-driven world.”

About NextNRG, Inc.

NextNRG Inc. (NextNRG) is Powering What’s Next by implementing artificial intelligence (AI) and machine learning (ML) into renewable energy, next-generation energy infrastructure, battery storage, wireless electric vehicle (EV) charging and on-demand mobile fuel delivery to create an integrated ecosystem.

At the core of NextNRG’s strategy is its Utility Operating System, which leverages AI and ML to help make existing utilities’ energy management as efficient as possible, and the deployment of NextNRG Smart Microgrids, which utilize AI-driven energy management alongside solar power and battery storage to enhance energy efficiency, reduce costs and improve grid resiliency. These microgrids are designed to serve commercial properties, schools, hospitals, nursing homes, parking garages, rural and tribal lands, recreational facilities and government properties, expanding energy accessibility while supporting decarbonization initiatives.

NextNRG continues to expand its growing fleet of fuel delivery trucks and national footprint, including the acquisition of Yoshi Mobility’s fuel division and Shell Oil’s trucks, further solidifying its position as a leader in the on-demand fueling industry. NextNRG is also integrating sustainable energy solutions into its mobile fueling operations. The company hopes to be an integral part of assisting its fleet customers in their transition to EVs, supporting more efficient fuel delivery while advancing clean energy adoption. The transition process is expected to include the deployment of NextNRG’s innovative wireless EV charging solutions.

To find out more visit: www.nextnrg.com

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement describing NextNRG’s goals, expectations, financial or other projections, intentions, or beliefs is a forward-looking statement and should be considered an at-risk statement. Words such as “expect,” “intends,” “will,” and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, including, but not limited to, those related to NextNRG’s business and macroeconomic and geopolitical events. These and other risks are described in NextNRG’s filings with the Securities and Exchange Commission from time to time. NextNRG’s forward-looking statements involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although NextNRG’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by NextNRG. Except as required by law, NextNRG undertakes no obligation to update any forward-looking statements for any reason. As a result, you are cautioned not to rely on these forward-looking statements.

Investor Relations Contact:

NextNRG, Inc.
Sharon Cohen
SCohen@nextnrg.com